Exhibit 10.14

                  EXECUTIVE SECURITY AGREEMENT

       This Executive Security Agreement (hereinafter called "Agreement") is made this ____ day of ______________ by and between SEMCO Energy, a corporation, with principal offices and place of business in the State of Michigan (hereinafter called the "Company"), and ___________________ (hereinafter called "Executive").


                           WITNESSETH:

       WHEREAS, Executive is and has been employed in a managerial capacity by the Company and has performed valuable services; and

       WHEREAS, Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods and personnel; and

       WHEREAS, the Company desires further to compensate
Executive for his past services, to secure his future services, and to compensate him therefor,

       NOW, THEREFORE, the Company and Executive mutually agree as follows:


                            Article 1

                          Death Benefit

       1.1 In the event Executive dies while this Agreement is in effect and prior to his Retirement ("Retirement" and "Retire" shall mean severance of employment, other than by death, with the Company (i) at or after the attainment of age sixty-five
(65), (ii) after this Agreement has been in effect for five (5) years or more, the Executive has not yet attained the age of sixty-five (65) years but is at least fifty-five (55) years of age, and such severance of employment has been favorably approved by the Company as constituting Executive's early retirement from the Company, or (iii) at such time that the Executive is deemed to have Retired in accordance with Section 4.1 below due to the Executive's total disability, as hereinafter defined), the Company will cause to be paid to Executive's Beneficiary, in accordance with the attached Split Dollar Agreement, a death benefit (the "Pre-Retirement Death Benefit") equal to five hundred percent (500%) of the Executive's Base Salary ("Base Salary" is defined to not include any bonus or incentive compensation to which the Executive may be entitled) for the Plan Year ("Plan Year" is defined, for purposes of this Agreement, to be the one (1) year period beginning on January 1 of each calendar year and continuing through December 31 of the subsequent calendar year) within which the Executive's death occurs.

       1.2 The Company will pay or cause to be paid such Death Benefit only if the following conditions are satisfied:

               (a) At the time of Executive's death, (i) he was an Employee ("Employee" is defined in this Agreement to mean any person who is in the regular full time employment of the Company as determined by the personnel rules and practices of the Company); or (ii) he was totally disabled (as hereinafter defined) and was deemed to be an Employee of the Company in accordance with Article 4 below; and

               (b)  Such death was due to causes other than
                    suicide within two years after the date of this Agreement.

       The Company shall be entitled to rely upon the decision(s) of its insurance carrier(s) as to the determination of the applicability of the foregoing clause (b).


                            Article 2

                       Retirement Benefit

       2.1 If Executive remains an Employee of the Company until age 65 and shall then Retire and if this Agreement has been kept in force, the Company will pay or cause to be paid to Executive, as a retirement benefit (the "Retirement Benefit"), an annual amount equal to fifty percent (50%) of the Executive's Base Salary for the Plan Year within which his Retirement occurs, to be paid in equal monthly installments, commencing on the first day of the month following the Executive's Retirement and continuing on the first day of each month thereafter for a total period of fifteen (15) years (or 180 monthly payments in total). In the event that (i) the Executive Retires from the Company after this Agreement has been in effect for five (5) years or more, the Executive has not yet attained the age of sixty-five
(65) years but is at least fifty-five (55) years of age, and the Executive's severance of employment has been favorably approved by the Company as constituting Executive's early retirement from the Company, or (ii) the Executive is deemed to have Retired in accordance with Section 4.1 below due to the Executive's total disability (as hereinafter defined), then the Retirement Benefit that the Company will pay or cause to be paid to Executive in the manner and for the duration described above shall equal the percentage of the Executive's Base Salary for the Plan Year within which his Retirement occurs, as set forth below, that corresponds to the Executive's age at the time of his Retirement, as set forth below:

         Executive's                 Retirement Benefit As
       Retirement Age              Percentage of Base Salary
       --------------              -------------------------

            64                               48%
            63                               46%
            62                               44%
            61                               42%
            60                               40%
            59                               38%
            58                               36%
            57                               34%
            56                               32%
            55                               30%

       2.2 If Executive shall die after becoming entitled to a Retirement Benefit but before all such payments are made, then any Retirement Benefit payments remaining unpaid to Executive shall be paid to his Beneficiary in accordance with his Beneficiary Designation Form attached hereto as Exhibit 1.

       2.3 If Executive shall die after becoming entitled to a Retirement Benefit under the circumstances set forth in Section
2.2 above, then no Pre-Retirement Death Benefit as provided for in Article 1 shall be payable to Executive's Beneficiary in accordance with the attached Split Dollar Agreement.


                            Article 3

                           Beneficiary

       Executive shall designate the Beneficiary to receive his Pre-Retirement Death Benefit or Retirement Benefit provided in this Agreement and/or in the attache Split Dollar Agreement, by completing the appropriate space in the Beneficiary Designation Form attached hereto as Exhibit 1. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated and, in the absence of any such designation, the shares shall be equally divided without precedence to any one Beneficiary. Executive shall have the right to change the Beneficiary by submitting to the Company an amended or new Beneficiary Designation Form; provided, however, no change of Beneficiary shall be effective until acknowledged in writing by the Company. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, or if Executive shall for any reason not have on file a valid Beneficiary Designation Form, then Executive's estate shall be the Beneficiary. If the Company has any doubt as to the manner of payment of the Pre-Retirement Death Benefit to the Beneficiary, or if the Executive shall not have on file a valid Beneficiary Designation

Form regarding the manner of payment of such Pre-Retirement Death Benefit, then the Company shall have the absolute discretion to pay such Pre-Retirement Death Benefit in one lump sum payment to the Executive's estate. Any payment made by the Company, in good faith and in accordance with this Agreement, shall fully discharge the Company from all further obligations with respect to such payment.


                            Article 4

                     Waiver of Contributions

       4.1 If Executive (while an Employee of the Company) becomes totally disabled after age 55 but before age 65 and, therefore, ceases to be an Employee of the Company, then Executive will be deemed to have Retired at such time and the payment of his Retirement Benefit shall commence in accordance with Section 2.1 above based upon Executive's age at such time; provided, however, that notwithstanding anything to the contrary contained herein, if Executive (while an Employee of the Company) shall not then have attained 55 years of age when he becomes totally disabled, then Executive will be deemed to be an Employee of the Company for purposes of this Agreement (and the attached Split Dollar Agreement) only until Executive attains age 55, at which time Executive (if then living) will be deemed to have Retired. If (as described above) the totally disabled Executive is deemed to have Retired at age 55, then in such circumstances, the Executive's Base Salary for the Plan Year within which such Retirement is deemed to have occurred shall be deemed to be the Executive's Base Salary for the Plan Year within which the Executive's total disability occurred. For purposes of this Agreement, "total disability" is defined to mean when, on the basis of medical evidence, it is determined that Executive (i) is disabled to such an extent that he is prevented from any employment with the Company, including a disability resulting from an occupational cause, and (ii) will be disabled permanently.

       4.2 In the event Executive dies prior to attaining age 55 while, being totally disabled, he is deemed to remain an Employee of the Company in accordance with Section 4.1 above, then the Pre-Retirement Death Benefit provided in Article 1 will be paid to Executive's Beneficiary in accordance with the attached Split Dollar Agreement. In such circumstances, the Executive's Base Salary for the Plan Year within which the Executive's death occurs shall be deemed to be the Executive's Base Salary for the Plan Year within which the Executive's total disability occurred.

       4.3 The final determination of what constitutes total disability and the continuance thereof, for purposes of this Article, shall be made by the Company, and such determination shall be conclusive. In the event the Company elects to utilize insurance contracts on the life of Executive as a means for making, offsetting or contributing to any payment specified hereunder, it shall have the right to rely upon the decision of such insurance carrier(s) as to the determination of the applicability of this provision.


                            Article 5

                            Insurance

       5.1 The Company will be obligated to make benefit payments from time to time in accordance with the terms of this Agreement. In the event the Company elects to utilize insurance contracts on the life of Executive as a means for making, offsetting or contributing to any payment, in full or in part, which becomes due and payable by the Company under this Agreement, Executive agrees to cooperate in the securing of life insurance on his life by furnishing such information as the Company and the insurance carrier may require, including the results and reports of previous Company and other insurance carrier physical examinations, and taking such additional physical examinations as may be requested by the Company and the insurance carrier to obtain such insurance coverage. If Executive does not cooperate in the securing of such life insurance, or if the Company for any reason is unable to obtain life insurance in the requested amount on the life of Executive, the Company shall have no further obligation to Executive under this Agreement, and this Agreement between the Company and Executive shall immediately terminate without the necessity of any notice from either party to the other.

       5.2 Except as may be provided to the contrary in the attached Split Dollar Agreement, the Company shall be the sole owner of any insurance policy or policies acquired on the life of Executive, with all incidents of ownership therein, including (but not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination thereof. In the event the Executive shall die under the circumstances described in Article 1 and/or Section 4.2 above, then the Company shall designate or cause to designate (i) Executive's Beneficiary as the beneficiary of such insurance policies or annuity contracts to the extent of the total amount of the Pre-Retirement Death Benefit (as determined in accordance with Section 1.1 above) and (ii) with respect to the total amount of the Pre-Retirement Death Benefit (as determined in accordance with Section 1.1 above), a manner of payment under such insurance policies or annuity contracts that corresponds with the manner of payment designated by the Executive (in accordance with Article 3 above) in the Beneficiary Designation Form filed by the Executive with the Company. Executive's ownership and/or rights in any such insurance policies or annuity contracts acquired on the life of Executive shall be limited in the manner set forth in this
Section 5.2 and in the attached Split Dollar Agreement.

       5.3 Notwithstanding anything to the contrary contained or implied herein, the Company shall not be required to fund, or otherwise to segregate, assets to be used for the payment of any benefits payable under either Article 1 or Article 2 of this Agreement. The obligations which the Company incurs hereunder are to be satisfied only out of its general corporate funds, except to the extent described in this Article 5 with regard to any Pre-Retirement Death Benefit which the Company has elected to fund with insurance policies or annuity contracts on the life of the Executive.


                            Article 6

                    Termination of Employment

       This Agreement does not in any way obligate the Company to continue the employment of Executive with the Company, nor does this Agreement limit the right of the Company to terminate Executive's employment with the Company at any time and for any reason. Termination of Executive's employment with the Company for any reason, other than for death which is provided for in
Article 1 above and other than for total disability which is provided for in Article 4 above, whether by action of the Company or Executive, (i) shall immediately result in Executive's Retirement as provided in this Agreement (without the necessity of any notice from either party to the other), provided that Executive is then at least 65 years of age, and any further obligations of either party to the other shall continue only as expressly provided in this Agreement or (ii) shall immediately result in termination of this Agreement, provided that Executive is not then at least 65 years of age, and the parties shall thereafter have no further obligations to each other pursuant to this Agreement, unless at such time this Agreement has been in effect for five (5) years or more, the Executive is at least fifty-five (55) years of age and such severance of employment has been favorably approved by the Company as constituting Executive's early retirement from the Company, in which event any further obligations of either party to the other shall continue only as expressly provided in this Agreement. In no event shall this Agreement by its terms or implications constitute an employment contract of any nature between the Company and Executive.


                            Article 7

                      Restrictive Covenants

       Executive agrees (i) during the term of this Agreement (including any time during which Executive is determined to be totally disabled, as described in Article 4 above), and (ii) during the time Executive is receiving any benefits provided for under Article 2 hereof, that he will not, without the written consent of the Board of Directors of the Company directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business which competes with any business conducted by the Company (or any of its subsidiary or affiliated companies) in any area where such business of the Company (or any of its subsidiary or affiliated companies) is being conducted. Ownership of five percent (5%) or less of the voting stock of any publicly-held corporation shall not constitute a violation hereof.


                            Article 8

                  Other Benefits and Agreements

       The benefits provided for Executive and his Beneficiary under this Agreement are in addition to any other benefits available to Executive under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, this Agreement shall supplement and shall not supersede, modify or amend any other plan or program between the Company and Executive.


                            Article 9

             Restrictions on Alienation of Benefits

       No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If Executive or any of his Beneficiaries under this Agreement shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Company, shall cease and, in such event, the Company may hold or apply the same or any part thereof for the benefit of Executive or such Beneficiary, his spouse, children, or other dependents, or any of them, in such manner and in such portions as the Company may deem proper.

                           Article 10

                Administration of this Agreement

       10.1 The general administration of this Agreement, as well as construction and interpretation thereof, shall be vested in the Company.

       10.2 The Company shall have and retains the right in its sole and absolute discretion (without any obligation whatsoever) to approve or disapprove of Executive's severance of employment with the Company (after this Agreement has been in effect for five (5) years or more and provided that the Executive has not yet attained the age of sixty-five (65) years but is at least fifty-five (55) years of age) for any reason other than Executive's death and total disability as constituting Executive's early retirement from the Company. Such decision of the Company shall be conclusive and binding upon all parties having or claiming to have any right or interest in or under this Agreement.

       10.3 Subject to this Agreement, the Company shall from time to time establish rules, forms and procedures for the administration of this Agreement. Except as herein otherwise expressly provided, the Company shall have the exclusive right to interpret this Agreement and to decide any and all matters arising thereunder or in connection with the administration of this Agreement. The Company shall have the exclusive right to determine (i) disability in respect of Executive and (ii) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence as the Company, in its sole judgment, may require. Such decisions, actions and records of the Company shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under this Agreement.

       10.4 The officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company and/or counsel responsible for the drafting of this Agreement.

       10.5 In addition to the powers hereinabove specified, the Company shall have the power to compute and certify under this Agreement the amount and kind of benefits from time to time payable to Executive and his Beneficiaries and to authorize all disbursements for such purposes.

       10.6 The Company shall also have the power, in its sole discretion, to change the manner and time of payments to be made to Executive or his Beneficiaries from that set forth in the Agreement Plan, if requested to do so by Executive or his Beneficiaries.

                           Article 11

                          Miscellaneous

       11.1 Any notice which shall be or may be given under this Agreement shall be in writing and shall be mailed by United States certified mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 405 Water Street, Port Huron, Michigan 48061; or, if notice to Executive, addressed to Executive at the address shown on this Agreement.

       11.2 Any party may, from time to time, change the address to which notices shall be mailed by given written notice of such new address.

       11.3 This Agreement shall be binding upon the Company and its successors and assigns, and upon Executive, his Beneficiaries, assigns, heirs, executors and administrators.

       11.4 This Agreement shall be governed and construed under the laws of the State of Michigan as in effect at the time of its adoption and execution.

       11.5 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

       11.6 Executive, by the execution of this Agreement, acknowledges that he did not rely upon any oral or written representations by the Company when deciding to enter into this Agreement.

                                SEMCO Energy ("Company")


                                By_______________________________




                                ____________________("Executive")



                                _________________________________
                                        (Address)

                                                       EXHIBIT 1


          BENEFICIARY DESIGNATION FORM RELATIVE TO THE
                  EXECUTIVE SECURITY AGREEMENT
                             BETWEEN
              SEMCO ENERGY AND ___________________

       I acknowledge that, as an Employee of SEMCO ENERGY (the "Company"), I have entered into an Executive Security Agreement ("Agreement") with such Company described in the attached Agreement, which is incorporated by this reference for all purposes.

       I hereby designate as Primary Beneficiary (to receive in one lump sum payment at my death, unless specified otherwise) under the Agreement:

       __________________________________________________________

       __________________________________________________________

       and I hereby designate as Secondary Beneficiary (to receive in one lump sum payment at my death, unless specified otherwise) under the Agreement:

       __________________________________________________________

       __________________________________________________________

       The term Beneficiary, as used herein, shall mean the Primary Beneficiary if such Primary Beneficiary survives me by at least thirty (30) days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive me by at least thirty
(30) days, and shall mean my estate if neither Primary Beneficiary nor Secondary Beneficiary survives me by at least thirty (30) days. I shall have the right to change my designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Company, it being agreed that no change in Beneficiary shall be effective until acknowledged in writing by the Company. (If Beneficiary is to be irrevocable, I will strike and initial previous sentence.)

_____________________________:
Employee

_____________________________
(Signature)

_____________________________
(Address)

       SEMCO Energy hereby acknowledges receipt of this
Beneficiary Designation Form on this ____ day of
_________________.

                                SEMCO ENERGY

                                By:______________________________



[FN]
Executive Security Agreements are in effect for the following
Executives of the Company:

--     Rudolfo D. Cifolelli dated January 19, 1999
--     Sebastian Coppola dated January 18, 1999
--     Barrett Hatches dated February 12, 1997 and amended
       March 31, 1998
--     William Johnson dated February 12, 1997 and amended
       March 31, 1998
--     Carl W. Porter dated February 12, 1997 and amended
       March 31, 1998
